Global Axcess Corp Reports Record First Quarter 2012 Revenue

- Record Q1 2012 Revenues of $8.3 Million Exceeds Guidance of $8.0 Million –

- Fifth Consecutive Quarter of Record ATM Revenues-

- Q1 2012 Adjusted EBITDA of $925,000 Exceeds Guidance of $850,000 -

JACKSONVILLE, Fla., May 15, 2012 /PRNewswire-FirstCall/ — Global Axcess Corp (OTC Bulletin Board: GAXC - News; the "Company"), an independent provider of self-service kiosk solutions, today announced financial results for the quarter ended March 31, 2012. The Company also provided an outlook for the second quarter of 2012.

“We exceeded our revenue and EBITDA guidance for the first quarter and generated a new record for quarterly revenues,” commented Lock Ireland, Vice Chairman of the Board of Directors and Interim Chief Executive Officer. “The year-over-year increase was again due to strong ATM growth, both organic and acquisitive. We are benefitting from the strategic acquisitions made in the last year, as well as the additions of new ATMs installed during 2011 and the surcharge increase that we instituted in the first quarter of 2011.”

Key financial and operational statistics in the first quarter of 2012 include:

ATM Business Line

•	First quarter 2012 surcharge transactions increased 12.2% compared to surcharge transactions for the fourth quarter of 2011 and increased by 11.5% compared to surcharge transactions for the first quarter of 2011.
•	First quarter 2012 ATM services revenue increased by 12.2% over ATM services revenue for the fourth quarter of 2011 and increased by 21.6% over ATM services revenue for the first quarter of 2011.
•	First quarter 2012 ATM services gross profit was $2.4 million compared to $2.6 million in the fourth quarter of 2011 and compared to $2.6 million for the first quarter of 2011.
•	First quarter 2012 ATM services adjusted EBITDA was $1.4 million, compared to $1.6 million for the fourth quarter of 2011 and $1.5 million for the first quarter of 2011.

DVD Business Line

•	First quarter 2012 consolidated DVD services revenue was $1.1 million, compared to $1.2 million for the fourth quarter of 2011 and compared to $2.0 million for the first quarter of 2011.
•	First quarter 2012 consolidated DVD services gross profit was $226,000 compared to $253,000 in the fourth quarter of 2011 and compared to $523,000 for the first quarter of 2011.
•	First quarter 2012 DVD services adjusted EBITDA was $41,000 compared to $23,500 for the fourth quarter of 2011 and compared to $40,000 for the first quarter of 2011.

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SG&A

•	First quarter 2012 consolidated SG&A was $1.7 million or 20.9% of revenue, compared to $1.7 million or 22% of revenue for the fourth quarter of 2011 and $2.0 million or 24.4% of revenue for the first quarter of 2011.

Michael Loiacono, Chief Financial Officer commented, “As disclosed previously, we did experience some margin compression in the quarter due to changes in two of our multi-year ATMs renewal contracts and integration of our latest ATM transaction acquisitions to our system. Even as we generate additional revenue, we are controlling expenses. SG&A expenses are down approximately 11%, and total operating expenses are down 19%, year over year.”

Mr. Ireland concluded, “Our pipeline of ATM opportunities has never been more robust. This includes acquisition opportunities as well as organic opportunities. We are also completing RFPs (Request for Proposals), which we will bid on in the next three to six months and longer term. We signed an agreement to be the exclusive provider of ATM services to an 8,000 C-store buying group and are seeing escalating interest from the buying group’s clients. We continue to work closely with The Exchange and are deploying an additional 40 DVD kiosks in selected commissaries in the U.S. In addition, we are working on setting up our first overseas deployment of DVD kiosks for the Exchange. All of these provide substantial opportunities for ATM and DVD growth in 2012 and beyond.”

First Quarter 2012 Financial Results

The Company reported consolidated revenues of $8.3 million for the first quarter ended March 31, 2012, which exceeded guidance of $8.0 million. This was up 8.6% sequentially from fourth quarter 2011 revenue of $7.6 million and up 4.4% compared to $8.0 million for the first quarter of 2011.

Gross profit was approximately $2.7 million, or 32.1% gross margin, for the first quarter 2012 compared sequentially to $2.9 million, or 37.5% gross margin in the fourth quarter of 2011 and compared to $3.1 million, or 38.7% gross margin, for the first quarter of 2011. Operating loss was ($35,000) compared sequentially to operating income of $133,000 in the fourth quarter of 2011 and compared to an operating loss of ($238,000) for the first quarter of 2011. During the first quarter of 2012, the Company recorded net interest expense of $255,000, compared sequentially to net interest expense of $199,000 for the fourth quarter of 2011 and compared to $171,000 for the same period of 2011. The increase was mainly due to an increase in debt.

EBITDA (earnings before net interest, taxes, depreciation and amortization) for the first quarter of 2012 was $928,000 compared sequentially to $1.1 million in the fourth quarter of 2011 and compared to $513,000 for the first quarter of 2011. Adjusted EBITDA (EBITDA before restructuring charges, stock compensation expense, gain on sale of assets and other non-operating expense) was $925,000 for the first quarter of 2012, which exceeded guidance of $850,000. This compared sequentially to $1.2 million for the fourth quarter of 2011 and compares to $1.1 million for the first quarter of 2011. EBITDA and adjusted EBITDA represent non-GAAP (Generally Accepted Accounting Principles) financial measures. A table reconciling these measures to the appropriate GAAP measures is included in this release.

Net loss for the first quarter was ($291,000) or a loss of ($0.01) per basic and diluted share. This compared sequentially to a net loss of ($126,000), or a loss of ($0.01) per basic and diluted share in the fourth quarter of 2011 and compared to a net loss of ($544,000), or a loss of ($0.02) per basic and diluted share, for the same period of 2011.

Balance Sheet and Cash Flows

As of March 31, 2012, the Company had $739,000 in cash compared to $975,000 as of December 31, 2011.

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Net cash provided by operating activities during the quarter ended March 31, 2012 was $1,261,000, compared to net cash used in operating activities of $28,000 during the quarter ended March 31, 2011.

Second Quarter 2012 Outlook

•	Consolidated Revenue	$8.4 million
•	Consolidated Adjusted EBITDA	$1.0 million

Disclosure of Non-GAAP Financial Information

EBITDA and Adjusted EBITDA are non-GAAP financial measures provided as a complement to results prepared in accordance with accounting principles generally accepted within the United States of America ("GAAP") and may not be comparable to similarly-titled measures reported by other companies. Management believes that the presentation of these measures and the identification of unusual, non-recurring, or non-cash items enhance an investor's understanding of the underlying trends in the Company's business and provide for better comparability between periods in different years. However, non-GAAP net income should not be construed as an alternative to GAAP as an indicator of our operating performance because the items excluded from the non-GAAP measures often have a material impact on results of operations. Therefore, management uses - and investors should use - non-GAAP measures in conjunction with our reported GAAP results.

EBITDA excludes interest expense, tax benefit, depreciation expenses and amortization expenses. Adjusted EBITDA excludes impairment of assets, restructuring charges, stock compensation expense, gain on sale of assets, other non-operating expense and loss on early extinguishment of debt. Since Adjusted EBITDA exclude certain non-recurring or non-cash items, these measures may not be comparable to similarly-titled measures employed by other companies. The non-GAAP financial measures presented herein should not be considered in isolation or as a substitute for operating income, net income, cash flows from operating, investing, or financing activities, or other income or cash flow statement data prepared in accordance with GAAP.

Conference Call Information

The Company has scheduled a conference call on Tuesday, May 15, 2012 at 10 a.m. ET to discuss financial results for the quarter ended March 31, 2012.

Anyone interested in participating should call 1-877-941-8416 (domestic) or 1-480-629-9808 (international), approximately 5 to 10 minutes prior to the start of the call. Investors will also have the opportunity to download a presentation, and to listen to the conference call and the replay on the “Events and Presentations” section of the Global Axcess website at: http://www.globalaxcess.biz/investors/events.php or at http://viavid.net/dce.aspx?sid=00009753.

There will be a playback available until May 22, 2012. To listen to the playback, please call 1-877-870-5176 if calling within the United States or 1-858-384-5517 if calling internationally. Please use pass code 4536685 for the replay. A transcript of the conference call will be available on the Company's website on Friday, May 18, 2012 or by calling Brett Maas of Hayden IR at 646-536-7331.

7800 Belfort Parkway, Suite 165, Jacksonville, FL 32256

www.globalaxcess.biz

About Global Axcess Corp

Headquartered in Jacksonville, Florida, Global Axcess Corp was founded in 2001 with a mission to emerge as the leading independent provider of self-service kiosk services in the United States. The Company provides turnkey ATM and other self-service kiosk management solutions that include cash and inventory management, project and account management services. Global Axcess Corp currently owns, manages or operates more than 5,200 ATMs and DVD kiosks in its national network spanning 43 states.  For more information on the Company, please visit http://www.globalaxcess.biz.  For more information on Nationwide Money Services, please visit http://www.nationwidemoney.com.

Investor Relations Contacts:

Michael Loiacono

IR@GAXC.biz

Hayden IR:

Brett Maas or Jeff Stanlis: (646) 536-7331

Brett@haydenir.com / Jeff@haydenir.com

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements may be identified by, among other things, the use of forward-looking terminology such as: "believes," "expects," "may," "will," "should," or "anticipates," or the negative thereof or other variations thereon or comparable terminology, or by discussions of strategy that involve risks and uncertainties. Forward-looking statements give the Company's current expectations or forecasts of future events, future financial performance, strategies, expectations, competitive environment, regulation, and availability of resources. The forward-looking statements contained in this release include, among other things, statements concerning projections, predictions, expectations, estimates or forecasts as to the Company's business, financial and operational results and future economic performance, and statements of management's goals and objectives and other similar expressions concerning matters that are not historical facts. These statements are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements.

Other factors that could cause the Company's actual performance or results to differ from its projected results are described in its filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K. You should not read forward-looking statements as a guarantee of future performance or results. They will not necessarily be accurate indications of the times at or by which such performance or results will be achieved. Forward-looking statements speak only as of the date the statements are made and are based on information available at the time those statements are made and/or management's good faith belief as of that time with respect to future events. The Company assumes no obligation to update forward-looking statements to reflect actual results, changes in assumptions or changes in other factors affecting forward-looking information.

- tables follow –

7800 Belfort Parkway, Suite 165, Jacksonville, FL 32256

www.globalaxcess.biz

GLOBAL AXCESS CORP AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEET

	(Unaudited)	(Audited)
	March 31, 2012	December 31, 2011
ASSETS
Current assets
Cash and cash equivalents	$739,223	$975,363
Accounts receivable, net of allowance of $28,740 in 2012 and $26,451 in 2011	1,140,023	1,034,938
Inventory, net of allowance for obsolescence of $182,572 in 2012 and 2011	1,821,118	1,898,732
Deferred tax asset - current	278,973	315,960
Prepaid expenses and other current assets	98,446	115,602
Total current assets	4,077,783	4,340,595

Fixed assets, net	9,964,345	9,241,824

Other assets
Merchant contracts, net	12,134,970	12,435,353
Intangible assets, net	4,417,345	4,459,334
Deferred tax asset - non-current	1,696,238	1,659,251
Other assets	113,949	692,027

Total assets	$32,404,630	$32,828,384

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Accounts payable and accrued liabilities	$5,176,964	$5,704,245
Note payable - related party - current portion, net	33,997	33,100
Notes payable - current portion	19,141	18,922
Senior lenders' notes payable - current portion, net	4,294,448	3,715,796
Capital lease obligations - current portion	295,871	316,377
Total current liabilities	9,820,421	9,788,440

Long-term liabilities
Interest rate swap contract	587,281	605,479
Note payable - related party - long-term portion	2,523	11,229
Notes payable - long-term portion	20,232	25,651
Senior lenders' notes payable - long-term portion	8,484,325	8,633,960
Capital lease obligations - long-term portion	24,046	46,979
Total liabilities	18,938,828	19,111,738

Stockholders' equity
Preferred stock; $0.001 par value; 5,000,000 shares authorized, no shares issued and outstanding	-	-
Common stock; $0.001 par value; 45,000,000 shares authorized, 23,205,358 and 23,174,108 shares issued and 22,728,795 and 22,712,977 shares outstanding at March 31, 2012 and December 31, 2011, respectively	22,779	22,763
Additional paid-in capital	23,638,558	23,606,308
Accumulated other comprehensive loss	(587,281)	(605,479)
Accumulated deficit	(9,366,995)	(9,075,687)
Treasury stock; 476,563 and 461,131 shares of common stock at cost at March 31, 2012 and December 31, 2011, respectively	(241,259)	(231,259)
Total stockholders' equity	13,465,802	13,716,646
Total liabilities and stockholders' equity	$32,404,630	$32,828,384

7800 Belfort Parkway, Suite 165, Jacksonville, FL 32256

www.globalaxcess.biz

GLOBAL AXCESS CORP AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	For the Three Months Ended
	March 31, 2012	March 31, 2011

Revenues	$8,296,300	$7,950,071

Cost of revenues	5,636,808	4,876,170
Gross profit	2,659,492	3,073,901

Operating expenses
Depreciation expense	615,185	575,324
Amortization of intangible merchant contracts	326,844	288,438
Selling, general and administrative	1,734,973	1,941,646
Restructuring charges	-	485,040
Stock compensation expense	17,195	21,700
Total operating expenses	2,694,197	3,312,148
Operating loss from operations before items shown below	(34,705)	(238,247)

Interest expense, net	(254,596)	(170,897)
Gain on sale of assets	20,493	-
Other non-operating expense	-	(112,500)
Loss from operations before income tax expense	(268,808)	(521,644)
Income tax expense	(22,500)	(22,000)
Net loss	$(291,308)	$(543,644)

Loss per common share - basic:
Net loss per common share	$(0.01)	$(0.02)

Loss per common share - diluted:
Net loss per common share	$(0.01)	$(0.02)

Weighted average common shares outstanding:
Basic	22,723,233	22,287,759
Diluted	22,723,233	22,287,759

7800 Belfort Parkway, Suite 165, Jacksonville, FL 32256

www.globalaxcess.biz

GLOBAL AXCESS CORP AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE LOSS

(Unaudited)

	For the Three Months Ended
	March 31, 2012	March 31, 2011

Net loss	$(291,308)	$(543,644)

Other comprehensive income:
Unrealized gains on cash flow hedges	18,198	-
Total Other comprehensive income	18,198	-

Total Comprehensive loss	$(273,110)	$(543,644)

7800 Belfort Parkway, Suite 165, Jacksonville, FL 32256

www.globalaxcess.biz

GLOBAL AXCESS CORP AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(audited)

	For the Three Months Ended
	March 31, 2012	March 31, 2011

Cash flows from operating activities:
Net loss	$(291,308)	$(543,644)
Adjustments to reconcile net loss from operations to net cash provided by operating activities:
Stock based compensation	17,195	21,700
Stock options issued to consultants in lieu of cash compensation	5,071	-
Depreciation expense	615,185	575,324
Amortization of intangible merchant contracts	326,844	288,438
Amortization of capitalized loan fees	47,712	17,800
Allowance for doubtful accounts	(6,580)	(5,052)
Gain on sale of assets	(20,493)	-
Changes in operating assets and liabilities, net of effects of acquisitions:
Change in accounts receivable, net	(98,505)	(538,358)
Change in inventory, net	182,083	(459,607)
Change in prepaid expenses and other current assets	17,156	31,154
Change in other assets	-	(29,162)
Change in intangible assets, net	(5,723)	(7,877)
Change in accounts payable and accrued liabilities	472,719	621,061
Net cash provided by (used in) operating activities	1,261,356	(28,223)

Cash flows from investing activities:
Cash paid for Tejas acquisition	-	(875,000)
Cash paid for Kum and Go acquisition	(1,000,000)	-
Costs of acquiring merchant contracts	(26,461)	(55,596)
Purchase of fixed assets	(773,486)	(317,400)
Net cash used in investing activities	(1,799,947)	(1,247,996)

Cash flows from financing activities:
Proceeds from senior lenders' notes payable	1,196,964	1,907,775
Principal payments on senior lenders' notes payable	(767,947)	(586,485)
Principal payments on notes payable	(5,200)	(5,231)
Principal payments on note payable - related party	(7,809)	(6,969)
Principal payments on capital lease obligations	(113,557)	(119,583)
Net cash provided by financing activities	302,451	1,189,507
Decrease in cash and cash equivalents	(236,140)	(86,712)
Cash and cash equivalents, beginning of period	975,363	1,743,562
Cash and cash equivalents, end of the period	$739,223	$1,656,850

Cash paid for interest	$204,255	$151,302

7800 Belfort Parkway, Suite 165, Jacksonville, FL 32256

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The following table sets forth a reconciliation of net loss to EBITDA from operations for the three months ended March 31, 2012 and 2011:

	For the Three Months Ended
	March 31, 2012	March 31, 2011

Net loss	$(291,308)	$(543,644)
Income tax expense	22,500	22,000
Interest expense, net	254,596	170,897
Depreciation expense	615,185	575,324
Amortization of intangible merchant contracts	326,844	288,438
EBITDA from operations	$927,817	$513,015

The following table sets forth a reconciliation of net loss to Adjusted EBITDA from operations for the three months ended March 31, 2012 and 2011:

	For the Three Months Ended
	March 31, 2012	March 31, 2011

Net loss	$(291,308)	$(543,644)
Income tax expense	22,500	22,000
Interest expense, net	254,596	170,897
Depreciation expense	615,185	575,324
Amortization of intangible merchant contracts	326,844	288,438
Restructuring charges	-	485,040
Stock compensation expense	17,195	21,700
Gain on sale of assets	(20,493)	-
Other non-operating expense	-	112,500
Adjusted EBITDA from operations	$924,519	$1,132,255

EBITDA (a non-GAAP measure) is defined as earnings before net interest, taxes, depreciation and amortization. Adjusted EBITDA is defined as EBITDA from operations before restructuring charges, stock compensation expense, gain on sale of assets and other non-operating expense.

7800 Belfort Parkway, Suite 165, Jacksonville, FL 32256

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The following table summarizes our revenue, gross profit, SG&A, stock compensation expense, depreciation and amortization, impairment of assets, restructuring charges, operating loss, net loss and Adjusted EBITDA by segment for the periods indicated below.

	For the Three Months Ended
	March 31, 2012	March 31, 2011

Revenues:
ATM Services	$7,229,068	$5,946,577
DVD Services - The Exchange	1,067,232	1,068,886
DVD Services - Other	-	934,608
Corporate Support	-	-
Consolidated revenues	$8,296,300	$7,950,071

Gross profit:
ATM Services	$2,433,364	$2,550,874
DVD Services - The Exchange	226,128	544,819
DVD Services - Other	-	(21,792)
Corporate Support	-	-
Consolidated gross profit	$2,659,492	$3,073,901

SG&A:
ATM Services	$1,061,579	$1,076,567
DVD Services - The Exchange	185,006	195,537
DVD Services - Other	-	287,268
Corporate Support	488,388	382,274
Consolidated SG&A	$1,734,973	$1,941,646

Stock compensation expense:
ATM Services	$-	$-
DVD Services - The Exchange	-	-
DVD Services - Other	-	-
Corporate Support	17,195	21,700
Consolidated stock compensation expense	$17,195	$21,700

Depreciation & Amortization:
ATM Services	$599,678	$479,216
DVD Services - The Exchange	265,764	40,622
DVD Services - Other	-	267,651
Corporate Support	76,587	76,273
Consolidated depreciation & amortization	$942,029	$863,762

Restructuring charges:
ATM Services	$-	$24,218
DVD Services - The Exchange	-	-
DVD Services - Other	-	-
Corporate Support	-	460,822
Consolidated restructuring charges	$-	$485,040

Operating income (loss):
ATM Services	$772,107	$970,873
DVD Services - The Exchange	(224,642)	308,660
DVD Services - Other	-	(576,711)
Corporate Support	(582,170)	(941,069)
Consolidated operating loss	$(34,705)	$(238,247)

Net income (loss):
ATM Services	$742,332	$933,125
DVD Services - The Exchange	(205,371)	308,660
DVD Services - Other	-	(539,211)
Corporate Support	(828,269)	(1,246,218)
Consolidated net loss	$(291,308)	$(543,644)

Adjusted EBITDA:
ATM Services	$1,371,785	$1,452,307
DVD Services - The Exchange	41,122	349,282
DVD Services - Other	-	(309,060)
Corporate Support	(488,388)	(382,274)
Consolidated Adjusted EBITDA	$924,519	$1,110,255

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7800 Belfort Parkway, Suite 165, Jacksonville, FL 32256

www.globalaxcess.biz